UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2021, the Company’s Co-Chief Executive Officer, A. Michael Salem, resigned as an officer and director of the Company as well as any other positions he held with the Company and its subsidiaries.

Pursuant to the employment agreement between Mr. Salem and the Company, he is entitled to receive amounts equal to his annual base salary of $300,000 and a bonus of $225,000 (both amounts payable in quarterly installments over the twelve months following the date of his resignation), as well as full vesting of his stock options for 74,751 shares of the Company’s common stock at an exercise price of $41.25 per share, provided that he (i) signs and does not revoke the release contemplated by his employment agreement and (ii) remains in compliance during the twelve-month period with the non-compete provisions contained in his employment agreement.

Also, on November 19, 2021, the Company’s Board of Directors made the following changes to the Company’s executive officer and Board positions:

•	Georgette C. Nicholas, age 57, was appointed Chief Executive Officer. Prior to her promotion, Ms. Nicholas was the Company’s President and Chief Financial Officer. Ms. Nicholas will continue as interim Chief Financial Officer until the Company hires a replacement. In addition, in accordance with the Company’s Amended and Restated Bylaws, Ms. Nicholas was appointed to the Board of Directors to replace the Board position vacated by Mr. Salem. Ms. Nicholas previously held the position of CEO and Managing Director for Genworth Mortgage Insurance Australia, a publicly listed ASX company in Sydney, Australia from October 2015 through March 2020. She also held various roles with Genworth Financial, Inc. in investor relations, and chief financial officer roles. Ms. Nicholas also worked in public accounting, including as a firm director with Deloitte.

•	Mike Minnich replaced Ms. Nicholas as President and will no longer serve as Co-Chief Executive Officer.

•	Independent director John T. Hompe was appointed as the Non-Executive Chair of the Board.

On November 22, 2021, the Company issued a press release regarding the matters set forth in this report. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated November 22, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 22, 2021.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name: Georgette C. Nicholas
Title: Chief Executive Officer

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